Exhibit 99.1

          Ultratech Announces Fourth Quarter and Year End 2005 Results


     SAN JOSE, Calif.--(BUSINESS WIRE)--Feb. 2, 2006--Ultratech, Inc. (Nasdaq:UTEK), today announced unaudited results for the three-month and one year periods ended December 31, 2005.
     For the fourth quarter of fiscal 2005, Ultratech reported net sales of $35.2 million, as compared to $28.4 million during the fourth quarter of 2004. Ultratech's net income before the cumulative effect of a change in accounting principle for the fourth quarter of 2005 was $2.5 million, or $0.10 per share (diluted), as compared to a net loss of $0.5 million, or $0.02 per share (diluted), for the same quarter last year. Including the cumulative effect of a change in accounting principle for the adoption of FIN No. 47, "Accounting for Conditional Asset Retirement Obligations," net income for the fourth quarter of 2005 was $1.4 million, or $0.06 per share (diluted).
     Ultratech's net sales for the year ended December 31, 2005 were $122.4 million, as compared to $109.9 million for fiscal 2004. Ultratech posted a loss for the year ended December 31, 2005 of $1.2 million, or $0.05 (diluted) per share, as compared with net income of $0.6 million, or $0.03 (diluted) per share for 2004. Including the cumulative effect of the adoption of FIN No. 47, the net loss for the year ended December 31, 2005 was $2.3 million, or $0.10 per share (diluted).
     Arthur W. Zafiropoulo, Chairman and Chief Executive Officer stated, "Ultratech has been committed to commercializing laser annealing technologies for over a decade -- and now that vision, we believe, is becoming reality. During the quarter, Ultratech had three laser spike anneal (LSA) tools accepted at three separate North American logic manufacturers for 65nm production. In addition, we have received orders for these tools from twelve out of the top seventeen largest logic manufacturers from all major geographic regions for insertion at the 65nm technology node."
     "During the fourth quarter, Ultratech achieved record order bookings for our advanced packaging products," continued Zafiropoulo. "Our customers are leading providers of high-end consumer digital electronic devices and pioneers in the development of innovative chip packaging techniques. By combining the power of our advanced packaging technology with the productivity, reliability and extendibility benefits, we believe we are providing our customers with superior tools, that meet their requirements."
     "As we enter 2006, we will continue our investments in R&D for both the laser processing and advanced packaging areas, which we believe will position our company for growth during the year. We will strive to deliver superior customer support and to increase our value to all of our stockholders, as we help drive innovation in the digital consumer electronics area," Zafiropoulo concluded.
     At December 31, 2005, Ultratech had $141 million in cash, cash equivalents and short-term investments and a current ratio of 7.5:1. Working capital was $165 million and stockholders' equity was $7.96 per share based on 23,749,789 total shares outstanding on December 31, 2005.

     Conference Call Information

     The conference call will be broadcast live over the Internet beginning at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time on Thursday, February 2, 2006. To listen to the call over the Internet or to obtain telephone dial-in information for the call, please go to Ultratech's web site at www.ultratech.com. If you are unable to attend the live conference call, a replay will be available on Ultratech's web site. If you do not have Internet access, a replay of the call will be available three hours after the conclusion of the call and run until 9:00 p.m. Pacific Time, February 6, 2006. You may access the telephone replay by dialing 888-286-8010 for domestic callers, 617-801-6888 for international callers and entering access code: 39121882.

     Profile

     Ultratech, Inc. (Nasdaq:UTEK) designs, manufactures and markets photolithography equipment used worldwide in the fabrication of semiconductor and nanotechnology devices, and has expanded its technology scope in pioneering laser processing technology for IC manufacturing. Founded in 1979, Ultratech is a market leader in gold and solder bump lithography. Its products are designed to substantially reduce the cost of ownership for manufacturers in the electronics industry. The company's home page on the World Wide Web is located at www.ultratech.com.

     Certain of the statements contained herein, which are not historical facts and which can generally be identified by words such as "anticipates," "expects," "intends," "will," "could," "believes," "estimates," "continue," and similar expressions, are forward-looking statements under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, such as risks related to our dependence on new product introductions and market acceptance of new products and enhanced versions of our existing products; lengthy sales cycles, including the timing of system installations and acceptances; lengthy and costly development cycles for laser-processing and lithography technologies and applications; integration, development and associated expenses of the laser processing operation; delays, deferrals and cancellations of orders by customers; cyclicality in the semiconductor and nanotechnology industries; pricing pressures and product discounts; high degree of industry competition; intellectual property matters; expiration of licensing arrangements, and the resulting adverse impact on our licensing revenues; changes to financial accounting standards; changes in pricing by us, our competitors or suppliers; customer concentration; international sales; timing of new product announcements and releases by us or our competitors; ability to volume produce systems and meet customer requirements; sole or limited sources of supply; ability and resulting costs to attract or retain sufficient personnel to achieve our targets for a particular period; dilutive effect of employee stock option grants on net income per share, which is largely dependent upon us achieving and maintaining profitability and the market price of our stock; mix of products sold; rapid technological change and the importance of timely product introductions; outcome of litigation; manufacturing variances and production levels; timing and degree of success of technologies licensed to outside parties; product concentration and lack of product revenue diversification; inventory obsolescence; asset impairment; effects of certain anti-takeover provisions; future acquisitions; volatility of stock price; business interruptions due to natural disasters or utility failures; environmental regulations; and any adverse effects of terrorist attacks in the United States or elsewhere, or government responses thereto, or military actions in Iraq, Afghanistan and elsewhere, on the economy, in general, or on our business in particular. Such risks and uncertainties are described in Ultratech's SEC reports including its Annual Report on Form 10-K filed for the year ended December 31, 2004 and on Form 10-Q for the quarter ended October 1, 2005. Due to these and additional factors, the statements, historical results and percentage relationships set forth herein are not necessarily indicative of the results of operations for any future period. These forward-looking statements are based on management's current beliefs and expectations, some or all of which may prove to be inaccurate, and which may change. We undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date of this release.


                           ULTRATECH, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS


                                             Dec. 31,      Dec. 31,
(In thousands)                                 2005         2004(a)
----------------------------------------------------------------------
ASSETS                                      (Unaudited)

Current assets:
---------------
     Cash, cash equivalents, and
       short-term investments                  $141,067      $151,627
     Accounts receivable                         19,110        19,907
     Inventories                                 28,969        27,842
     Prepaid expenses and other
       current assets                             1,589         2,163
----------------------------------------------------------------------
Total current assets                            190,735       201,539

Equipment and leasehold
   improvements, net                             25,117        21,992

Intangible assets, net                                -            95

Demonstration inventories, net                    3,367         4,223

Other assets                                      3,090         2,697
----------------------------------------------------------------------

Total assets                                   $222,309      $230,546
======================================================================

----------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
--------------------
     Notes payable                               $4,289        $7,900
     Accounts payable                             8,403        13,587
     Deferred product and service income          1,970         1,244
     Deferred license income                          -         1,041
     Other current liabilities                   10,892         8,146
----------------------------------------------------------------------
Total current liabilities                        25,554        31,918

Other liabilities                                 7,805         5,338

Stockholders' equity                            188,950       193,290
----------------------------------------------------------------------

Total liabilities and stockholders' equity     $222,309      $230,546
======================================================================

(a) The balance sheet as of December 31, 2004 has been derived from the audited financial statements as of that date.



                           ULTRATECH, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (UNAUDITED)


----------------------------------------------------------------------
                                Three Months Ended     Year Ended
                                ------------------ -------------------
(In thousands, except per       Dec. 31,  Dec. 31, Dec. 31,  Dec. 31,
 share amounts)                   2005     2004      2005      2004
-------------------------------------------------- -------------------
Total net sales(b)               $35,229  $28,391  $122,366  $109,892

Cost of sales:
--------------
   Cost of products sold          17,420   12,733    60,647    48,466
   Cost of services                2,743    2,408     9,672     8,733
-------------------------------------------------- -------------------
Total cost of sales               20,163   15,141    70,319    57,199
-------------------------------------------------- -------------------
Gross profit                      15,066   13,250    52,047    52,693

Operating expenses:
-------------------
   Research, development, and
      engineering                  6,671    7,000    26,963    25,936
   Amortization of intangible
    assets                             -       95        95       381
   Selling, general, and
      administrative               6,861    7,125    29,864    28,805
-------------------------------------------------- -------------------
Operating income (loss)            1,534     (970)   (4,875)   (2,429)
Interest expense                     (73)     (23)     (380)     (114)
Interest and other income, net     1,306      932     4,733     3,612
-------------------------------------------------- -------------------
Income (loss) before tax and
 cumulative effect of change in
 accounting principle              2,767      (61)     (522)    1,069
Income taxes                         293      421       699       445
----------------------------------------------------------------------
Net income (loss) before
 cumulative effect of change in
 accounting principle              2,474     (482)   (1,221)      624

Cumulative effect of the
 adoption of FIN47 "Accounting
 for Conditional Asset
 Retirement Obligations"          (1,122)       -    (1,122)        -
----------------------------------------------------------------------
Net income (loss)                 $1,352    ($482)  ($2,343)     $624
----------------------------------------------------------------------
Earnings per share - basic:
---------------------------
   Net income (loss) before
    cumulative effect of change
    in accounting principle        $0.10   ($0.02)   ($0.05)    $0.03

   Cumulative effect of the
    adoption of FIN47
    "Accounting for Conditional
    Asset Retirement
    Obligations"                  ($0.04)   $0.00    ($0.05)    $0.00

   Net income (loss)               $0.06   ($0.02)   ($0.10)    $0.03

   Number of shares used in per
    share calculations - basic    23,905   23,819    23,964    23,733

Earnings per share - diluted:
-----------------------------
   Net income (loss) before
    cumulative effect of change
    in accounting principle        $0.10   ($0.02)   ($0.05)    $0.03

   Cumulative effect of the
    adoption of FIN47
    "Accounting for Conditional
    Asset Retirement
    Obligations"                  ($0.04)   $0.00    ($0.05)    $0.00

   Net income (loss)               $0.06   ($0.02)   ($0.10)    $0.03

   Number of shares used in per
    share calculations -
    diluted                       24,323   23,819    23,964    24,734
----------------------------------------------------------------------

(b)Systems sales                 $28,205  $20,621   $93,233   $81,976
  Parts sales                      3,956    2,996    15,144    11,416
  Service sales                    2,968    3,346    12,472    12,289
  License sales                      100    1,428     1,517     4,211
----------------------------------------------------------------------
    Total net sales              $35,229  $28,391  $122,366  $109,892
----------------------------------------------------------------------


    CONTACT: Ultratech, Inc.
             Bruce Wright or Laura Rebouche, 408-321-8835